Exhibit 99.1

The Arena Group Posts Another Profitable Quarter with Net

Income of $6.9 million, Up 73% Over Last Year

Entrepreneurial Publishing Model Demonstrates Success as The Arena Group Expands Data, IP and

E-Commerce Efforts

NEW YORK – November 13, 2025 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“The Arena Group” or “Arena”), a brand, data and IP company, home to many of the nation’s most recognizable brands, including Parade, TheStreet, Men’s Journal, Athlon Sports, ShopHQ and the Adventure Network (including Surfer, Powder, Bike Magazine and more), today announced financial results for the three months ending September 30, 2025 (“Q3 2025”).

Financial Highlights for Q3 2025:

●	Quarterly revenue for Q3 2025 was $29.8 million compared to $33.6 million in Q3 2024 while gross margins remained above 50%. Q3 2024 included a one-time $3 million increase to net income from a licensing agreement.

●	Net income rose to $6.9 million from $4.0 million in Q3 2024.

●	Net margin improved to 23.2% and Adjusted EBITDA margin to 39.9%, up from 11.9% and 33.3% in Q3 2024, respectively.

●	Trailing twelve-month (TTM)[1] income from continuing operations of $30.5 million, divided by 47.6 million shares outstanding as of September 30, equates to earnings per share of $0.64. This represents a price-to-earnings ratio of over 7.0x based on the share price of $4.87 as of NYSE American Market close on November 10.

●	Adjusted EBITDA for Q3 2025 was $11.9 million, a 6.3% increase over Q3 2024 Adjusted EBITDA of $11.2 million.

●	Reduced net leverage below 2x after making $10 million of principal payments year to date (paid off revolving credit facility) and amassed a cash balance of $12.5 million.

“Despite persistent audience volatility across the industry, we delivered another highly profitable quarter,” said Paul Edmondson, CEO of The Arena Group. “Our diversified model and variable cost structure continue to prove resilient, allowing us to drive margin expansion, generate cash and grow net income even when traffic fluctuates. Profitability is no longer episodic - it’s becoming consistent and repeatable.”

Operational Highlights for Q3 2025:

●	Sports & Leisure: Arena’s continued focus on revenue and audience diversification was on display in Q3, with non-advertising revenue growing nearly 200% for bands like Athlon Sports and Men’s Journal. This was led mainly by off-property distribution & syndication.

●	TheStreet: The financial brand significantly grew its audience reach in Q3, with on-site traffic up 20% compared to Q3 2024, and revenue from content syndication efforts up 200% over the same period.

●	Parade: The lifestyle brand’s traffic was up 25% vs. Q3 2024. Non-advertising revenue, which includes performance marketing and syndication efforts, more than doubled vs. Q3 2024 (+111%).

●	Total pageviews to commerce content grew 82% in Q3 2025 compared to Q3 2024

1 Cumulative quarterly income from continuing operations for the three month periods ended December 31, 2024, March 31, 2025, June 30, 2025, and September 30, 2025

The Arena Group continues to execute its disciplined M&A strategy, acquiring the digital assets and IP of two properties in October 2025: ShopHQ and Lindy’s Sports. The company funded these transactions with cash on hand. The acquisitions expand the company’s ecommerce and sports portfolios, deepen its brand ecosystem and add new monetization opportunities.

“Our Entrepreneurial Publishing model continues to scale efficiently - allowing us to grow without the heavy fixed costs of traditional media,” said Edmondson. “We’re now extending that model into video and social selling/commerce, while accelerating our evolution into a data, AI, and ecommerce-driven business. With more than 40,000 new users registering every day, our new intelligence platform, Encore, will connect user behavior across ads, newsletters and content to the most valuable actions. We believe this will allow us to curate high-intent audiences for advertisers and turn engagement into measurable, recurring value for our partners and our business.”

About The Arena Group

The Arena Group Holdings, Inc (NYSE American: AREN) is a brand, data and IP company that builds, acquires and scales high-performing digital assets. We combine technology, storytelling and entrepreneurship to create deep content verticals that engage passionate audiences across sports & leisure, lifestyle and finance. Through our portfolio of owned and operated brands including Parade, TheStreet, Men’s Journal, Athlon Sports, ShopHQ and the Adventure Network (Surfer, Powder, Bike Magazine and more), we deliver trusted content and meaningful experiences to millions of users each month. Visit us at thearenagroup.net to learn more.

The Arena Group Contact:

Morgan Fitzgerald

morgan.fitzgerald@thearenagroup.net

The Arena Group Investor Contact:

Rob Fink

FNK IR

646-809-4048

aren@fnkir.com

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands of dollars, except for share data)

	As of
	September 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$12,523	$4,362
Accounts receivables, net	26,201	31,115
Prepayments and other current assets	5,922	4,757
Total current assets	44,646	40,234
Property and equipment, net	61	148
Operating lease right-of-use assets	2,106	2,340
Platform development, net	10,603	8,115
Acquired and other intangible assets, net	21,229	22,789
Other long term assets	140	151
Goodwill	42,575	42,575
Total assets	$121,360	$116,352
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$2,000	$4,844
Accrued expenses and other	7,260	10,990
Unearned revenue	4,470	6,349
Subscription refund liability	241	430
Operating lease liability, current portion	380	254
Liquidated damages payable	3,458	3,230
Current liabilities from discontinued operations	—	96,159
Total current liabilities	17,809	122,256
Unearned revenue, net of current portion	344	403
Operating lease liability, net of current portion	2,026	1,964
Deferred tax liabilities	872	802
Simplify loan	—	10,651
Term debt	110,531	110,436
Total liabilities	131,582	246,512
Commitments and contingencies (Note 18)
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168; Series G shares issued and outstanding: 168; common shares issuable upon conversion: 8,582 at September 30, 2025 and December 31, 2024	168	168
Total mezzanine equity	168	168
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 47,578,485 and 47,556,267 shares at September 30, 2025 and December 31, 2024, respectively	475	475
Additional paid-in capital	348,974	348,560
Accumulated deficit	(359,839)	(479,363)
Total stockholders’ deficiency	(10,390)	(130,328)
Total liabilities, mezzanine equity and stockholders’ deficiency	$121,360	$116,352

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands of dollars, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$29,760	$33,555	$106,587	$89,679
Cost of revenue (includes amortization of platform development and developed technology for the three months ended September 30, 2025 and 2024 of $1,444 and $1,474, respectively, and for the nine months ended September 30, 2025 and 2024 of $3,828 and $4,530, respectively)	14,833	16,562	50,556	53,035
Gross profit	14,927	16,993	56,031	36,644
Operating expenses
Selling and marketing	1,342	2,011	5,418	10,326
General and administrative	3,213	6,023	14,696	24,790
Depreciation and amortization	877	905	2,648	2,805
Loss on impairment of assets	—	—	—	1,198
Total operating expenses	5,432	8,939	22,762	39,119
Income (loss) from operations	9,495	8,054	33,269	(2,475)
Other (expense) income
Change in valuation of contingent consideration	—	—	—	(313)
Interest expense, net	(2,857)	(3,159)	(8,806)	(11,747)
Liquidated damages	(77)	(77)	(228)	(229)
Total other expense	(2,934)	(3,236)	(9,034)	(12,289)
Income (loss) before income taxes	6,561	4,818	24,235	(14,764)
Income tax (provision) benefit	304	(40)	(961)	(116)
Income (loss) from continuing operations	6,865	4,778	23,274	(14,880)
Income (loss) from discontinued operations, net of tax	—	(822)	96,250	(92,709)
Net income (loss)	$6,865	$3,956	$119,524	$(107,589)
Basic net income (loss) per common share (Note 1)
Continuing operations	$0.14	$0.13	$0.49	$(0.48)
Discontinued operations	—	(0.02)	2.03	(2.96)
Basic net income (loss) per common share	$0.14	$0.11	$2.52	$(3.44)
Diluted net income (loss) per common share (Note 1)
Continuing operations	$0.14	$0.13	$0.49	$(0.48)
Discontinued operations	—	(0.02)	2.02	(2.96)
Diluted net income (loss) per common share	$0.14	$0.11	$2.51	$(3.44)
Weighted average number of common shares outstanding (Note 1)
Basic	47,392,059	37,610,058	47,397,193	31,291,641
Diluted	47,695,194	37,610,058	47,587,883	31,291,641

Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net income (loss) as adjusted for loss from discontinued operations, with additional adjustments for (i) interest expense (net), (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in valuation of contingent consideration, (vi) liquidated damages, (vii) loss on impairment of assets, (viii) loss on sale of assets; (ix) employee retention credit, (x) employee restructuring payments, and (xi) professional and vendor fees. Our non-GAAP measure may not be comparable to similarly titled measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. Some of the limitations are that our presentation of Adjusted EBITDA:

●	does not reflect interest expense and financing fees, or the cash required to service our debt, which reduces cash available to us;

●	does not reflect income tax provision or benefit, which is a noncash income or expense;

●	does not reflect depreciation and amortization expense and, although this is a noncash expense, the assets being depreciated may have to be replaced in the future, increasing our cash requirements;

●	does not reflect stock-based compensation and, therefore, does not include all of our compensation costs;

●	does not reflect the change in valuation of contingent consideration and, although this is a noncash income or expense, the change in the valuations each reporting period are not impacted by our actual business operations but is instead strongly tied to the change in the market value of our common stock;

●	does not reflect liquidated damages and, therefore, does not include future cash requirements if we repay the liquidated damages in cash instead of shares of our common stock (which the investor would need to agree to);

●	does not reflect any losses from the impairment of assets, which is a noncash operating expense;

●	does not reflect any losses from the sale of assets, which is a noncash operating expense

●	does not reflect the employee retention credits recorded by us for payroll related tax credits under the CARES Act;

●	does not reflect payments related to employee severance and employee restructuring changes for our former executives;

●	does not reflect the professional and vendor fees incurred by us for services provided by consultants, accountants, lawyers, and other vendors, which services were related to certain types of events that are not reflective of our business operations; and

●	may not reflect proper non direct cost allocations.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended September 30,
	2025	2024
Net income (loss)	$6,865	$3,956
(Income) loss from discontinued operations	—	822
Income (loss) from continuing operations	6,865	4,778
Add:
Interest expense (net) (1)	2,857	3,159
Income taxes	(304)	40
Depreciation and amortization (2)	2,321	2,379
Stock-based compensation (3)	86	732
Change in valuation of contingent consideration (4)	—	—
Liquidated damages (5)	77	77
Loss on impairment of assets (6)	—	—
Employee restructuring payments (7)	—	(8)
Adjusted EBITDA	$11,902	$11,157

(1)	Interest expense is related to our capital structure and varies over time due to a variety of financing transactions. Interest expense includes $32 and $30 for amortization of debt discounts for the three months ended September 30, 2025 and 2024 respectively, as presented in our condensed consolidated statements of cash flows, which are noncash items. Interest expense includes $95 and $626 for amortization of debt discounts for the nine months ended September 30, 2025 and 2024 respectively.

(2)	Depreciation and amortization related to our developed technology and our Platform is included within cost of revenues of $1,444 and $1,474 for the three months ended September 30, 2025 and 2024, respectively, and depreciation and amortization is included within operating expenses of $877 and $905 for the three months ended September 30, 2025 and 2024, respectively. Depreciation and amortization related to our developed technology and our Platform is included within cost of revenues of $3,828 and $4,530 for the nine months ended September 30, 2025 and 2024, respectively, and depreciation and amortization is included within operating expenses of $2,648 and $2,805 for the nine months ended months ended September 30, 2025 and 2024, respectively. We believe (i) the amount of depreciation and amortization expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

(3)	Stock-based compensation represents noncash costs arise from the grant of stock-based awards to employees, consultants and directors. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

(4)	Change in fair value of contingent consideration represents the change in the put option on our common stock in connection with the Fexy Studios acquisition.

(5)	Liquidated damages (or interest expense related to accrued liquidated damages) represents amounts we owe to certain of our investors in private placements offerings conducted in fiscal years 2018 through 2020, pursuant to which we agreed to certain covenants in the respective securities purchase agreements and registration rights agreements, including the filing of resale registration statements and becoming current in our reporting obligations, which we were not able to timely meet.

(6)	Loss on impairment of assets represents certain assets that are no longer useful.

(7)	Employee restructuring payments represents severance payments to employees under employer restructuring arrangements and payments for the three and nine months ended September 30, 2025 and 2024, respectively.

Forward-Looking Statements

This Press Release of The Arena Group Holdings, Inc. (the “Company,” “we,” “our,” and “us”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning our business strategy, future revenues and income from continuing operations, cost reductions, market growth, capital requirements, product introductions, expansion plans, our stock price relative to our peers and our share repurchase program (as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 15, 2025 (the “2024 10-K”) and in our other SEC filings and publicly available documents). Other statements contained in this Press Release that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other stylistic variants denoting forward-looking statements.

We caution investors that any forward-looking statements presented in this Press Release, or that we may make orally or in writing from time to time, are based on information currently available, as well as our beliefs and assumptions. The actual outcome related to forward-looking statements will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. We detail other risks in our public filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A, Risk

Factors, in the 2024 10-K and in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Q2 10-Q”). The discussion in this Press Release should be read in conjunction with the consolidated financial statements and notes thereto included in Part II, Item 8 in the 2024 10-K and in the Q3 10-Q.

This Press Release and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Press Release except as may be required by law.